Exhibit 99.1

[THE HAIN CELESTIAL GROUP, INC. LOGO OMITTED]

Contacts:
Ira Lamel/Mary Anthes	David Lilly/Paige Gruman
The Hain Celestial Group, Inc.	Kekst and Company
631-730-2200	212-521-4800

THE HAIN CELESTIAL GROUP ANNOUNCES
FOURTH QUARTER AND FISCAL YEAR 2009 RESULTS

Operating Free Cash Flow
Improves to $28.1 Million for the Fourth Quarter

Solid Performance from Hain Celestial US Operations

Fiscal Year 2010 Outlook
Revenue Growth to $1.010 Billion to $1.030 Billion
EPS Growth to $1.19 to $1.28

Melville, NY, August 25, 2009—The Hain Celestial Group, Inc. (NASDAQ: HAIN), a leading natural and organic products company providing consumers with A Healthy Way of Life™, today reported results for the fourth quarter and fiscal year ended June 30, 2009.  The Company reported earnings per share on a GAAP basis of $0.03 per share including an $0.08 per share loss from Hain Pure Protein (“HPP”) for the fourth quarter. The Company reported adjusted earnings1 of $0.28 per share for the fourth quarter on the strength of solid results in its Hain Celestial US operations.  The $0.28 per share includes a $0.04 per share adjusted loss absorbed from the Company’s investment in its HPP joint venture.  For the fiscal year, the Company reported a loss per share on a GAAP basis of ($0.61) and adjusted earnings of $1.24 per share with adjustments principally from the previously recorded third quarter impairment charges of $1.20 per share.

The Company generated $28.1 million of operating free cash flow2 in the fourth quarter of fiscal 2009, an improvement of $33.2 million compared to the prior year quarter. This enabled the Company to reduce its outstanding debt by $30.2 million in the quarter.  For the full year, the Company reduced debt by $47.2 million.

“Our business demonstrated solid performance with growth from our United States and Canada operations in a tough economy.  We saw growth in key categories including tea, infant and toddler care, dry grocery, non-dairy beverages, nut butters and frozen.  At the same time, we are positioned for a turnaround in Europe.  We are consolidating our Daily Bread™ production into our Luton facility, and we have gained new customers at our Fakenham facility where we’ve seen growth in both Linda McCartney® branded and private label sales,” said Irwin D. Simon, President and Chief Executive Officer of Hain Celestial.

 1 See Reconciliation of GAAP Results to Non-GAAP Presentation Tables.
 2 See Non-GAAP Financial Measures.

The Company’s net sales for the fourth quarter totaled $262.7 million versus the prior year’s fourth quarter sales of $278.3 million.  For the full year, the Company’s sales reached a record $1.135 billion, a 7.5% increase over the prior year’s $1.056 billion in sales.  Foreign exchange rates negatively impacted sales by $10.7 million in the fourth quarter and by $35.6 million for the year.  Sales for the full year were also impacted by distributor, retailer and consumer de-stocking, and in the UK by the loss of a co-pack contract and the recently commenced phasing-out of the supply of fresh sandwiches to a major retail customer.

In fiscal 2009, the Company restarted consumption growth in tea as it increased its focus on selling core SKUs.  The Company implemented a Stock Keeping Unit (“SKU”) program at Celestial Seasonings®, which was modeled after the successful SKU rationalizations in grocery, snacks and personal care.  The Company also concluded the consolidation of its personal care operations and distribution centers. These actions collectively resulted in fourth quarter pre-tax charges of $7.8 million, or $0.12 per share, which includes $7.1 million charged to cost of sales for inventory and related items and $0.7 million charged to general and administrative expenses for severance and other costs.

GAAP gross margins were 19.4% in the fourth quarter this year as compared to 24.3% in the prior year quarter.  GAAP gross margins in the current year quarter were impacted principally by charges from the SKU Rationalization and HPP. Adjusted gross margins for the fourth quarter were 24.4%, and further improved to 28.9%, a 156 basis point improvement over the prior year quarter, after removing HPP sales of $35.5 million and cost of sales of $36.9 million.  The improved result was achieved through the maturing of price increases and a continuing focus on cost containment and productivity initiatives while the inflationary effects of input costs have begun to abate.

On a GAAP basis, selling, general and administrative expenses as a percentage of sales was 20.7% in this year’s quarter compared to 20.1% in the prior year quarter.  The Company’s adjusted selling, general and administrative expenses were $1.2 million lower in the fourth quarter this year as compared to last year.  For the full year, selling, general and administrative expenses on a GAAP basis were 18.9% this year versus 19.6% last year and 17.5% this year versus 18.5% of sales on an adjusted basis in the prior year.  Adjusted selling, general and administrative expenses increased as a percentage of sales to 19.0% in this year’s quarter compared to 18.4%.  Both GAAP and adjusted selling, general and administrative expenses increased due to the effect of fixed expenses on lower sales.

The Company’s balance sheet remains strong, with $212.6 million in working capital and a current ratio of 2.6 at June 30, 2009.  Debt as a percentage of equity was 36.8%, with equity at $701.3 million.

The Company’s adjusted effective tax rate for the full year was 33.8% versus 34.6% in the prior year.  The Company’s adjusted effective tax rate through the nine months ended March 31, 2009 was 36.5%.  The decrease compared to the Company’s estimated tax rate resulted from lower than anticipated estimated state taxes, due principally to the mix in income among the various states, and lower than anticipated foreign taxes.  There was no impact from the change in tax rate on fourth quarter GAAP earnings, while fourth quarter adjusted earnings benefitted by $0.01 per share.

“Our investments in the operational performance of our business units position us well to offer innovative new products with healthful attributes and invest in the long-term for our core brands, rolling out innovative new products to the grocery and mass market channels to meet consumers’ needs,” said Irwin Simon.  “One of these innovations is a collaborative effort to create Martha Stewart Clean, a new line of natural cleaning products developed with Martha Stewart to be introduced later in fiscal 2010.  We are very excited about the prospects for these products.”

“The Company improved many key financial metrics with an emphasis on gross margin, generating cash and debt reduction, strengthening our balance sheet during the fourth quarter.  Despite the recessionary environment, our focused execution on cost containment, productivity, cash flow and margin enhancement allowed us to build upon the foundation of our long-term strategy of sustainable growth.  We are well-positioned to gain momentum with our sales and earnings in fiscal year 2010, and we are committed to creating and promoting A Healthy Way of Life™ for the benefit of our shareholders, customers, consumers and employees,” concluded Irwin Simon.

Fiscal Year 2010 Guidance
The Company announced its fiscal year 2010 guidance of $1.010 to $1.030 billion in sales and $1.19 to $1.28 of earnings per share. Sales are expected to increase from 4% to 6% from the Company’s fiscal year 2009 sales base less sales of HPP and items discontinued in the SKU rationalization.

Webcast and Upcoming Events
Hain Celestial will host a conference call and webcast at 4:30 PM Eastern Daylight Time today to review its fourth quarter and fiscal year 2009 results. During the month of September, the Company is scheduled to present at several investor conferences including:  Goldman Sachs Sixteenth Annual Global Retailing Conference on September 9, 2009; Barclays Capital Back-to-School Consumer Conference on September 10, 2009; RBC Capital Markets Consumer Conference on September 17, 2009 and Canaccord Adams Healthy Living Naturally Boston Conference on September 23, 2009. These events will be webcast and available under the Investor Relations section of the Company’s website at www.hain-celestial.com.

The Hain Celestial Group
The Hain Celestial Group (NASDAQ: HAIN), headquartered in Melville, NY, is a leading natural and organic products company in North America and Europe. Hain Celestial participates in almost all natural categories with well-known brands that include Celestial Seasonings®, Terra®, Garden of Eatin’®, Health Valley®, WestSoy®, Earth’s Best®, Arrowhead Mills®, MaraNatha®, SunSpire®, DeBoles®, Hain Pure Foods®, Hollywood®, Spectrum Naturals®, Spectrum Essentials®, Walnut Acres Organic®, Imagine®, Rice Dream®, Soy Dream®, Rosetto®, Ethnic Gourmet®, Yves Veggie Cuisine®, Granose®, Realeat®, Linda McCartney®, Daily Bread™, Lima®, Grains Noirs®, Natumi®, JASON®, Zia® Natural Skincare, Avalon Organics®, Alba Botanica®, Queen Helene®, Tushies® and TenderCare®.  Hain Celestial has been providing “A Healthy Way of Life™” since 1993.  For more information, visit www.hain-celestial.com.

Safe Harbor Statement
This press release contains forward-looking statements within and constitutes a "Safe Harbor" statement under Rule 3b-6 of the Securities Exchange Act of 1934, as amended.  Words such as “expect,” “expected”, “anticipate,” “estimate,” “believe,” “may,” “potential,” “can,” “position”, “positioned,” “should,” and similar expressions, or the negative of those expressions, may identify forward-looking statements. Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements that involve known and unknown risks and uncertainties, which could cause our actual results to differ materially from those described in the forward-looking statements. These risks include but are not limited to our ability to achieve our guidance for sales and earnings per share in fiscal year 2010 given the recession in the U.S. and other markets that we sell products as well as economic and business conditions generally and their effect on our customers and consumers’ product preferences, and our business, financial condition and results of operations; changes in estimates or judgments related to our impairment analysis of goodwill and other intangible assets; our ability to implement our business and acquisition strategy, including our strategy for improving results in Europe; our ability to realize sustainable growth generally and from investments in core brands, offering new products and our focus on containment, productivity, cash flow and margin enhancement in particular, our ability to effectively integrate our acquisitions; competition; the success and cost of introducing new products as well as our ability to increase prices on existing products, availability and retention of key personnel; our reliance on third party distributors, manufacturers and suppliers; our ability to maintain existing contracts and secure and integrate new customers; our ability to respond to changes and trends in customer  and consumer demand, preferences and consumption; international sales and operations; changes in  fuel and commodity costs; the continuing adverse effects on our results of operations from the impacts of foreign exchange; the resolution of the SEC inquiry and litigation regarding our stock option practices; changes in, or the failure to comply with, government regulations; and other risks detailed from time-to-time in the Company’s reports filed with the SEC, including the annual report on Form 10-K for the fiscal year ended June 30, 2008.  As a result of the foregoing and other factors, no assurance can be given as to future results, levels of activity and achievements and neither the Company nor any person assumes responsibility for the accuracy and completeness of these statements.

Non-GAAP Financial Measures
Management believes that the non-GAAP financial measures presented provide useful additional information to investors about current trends in the Company’s operations and are useful for period-over-period comparisons of operations.  These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures.  In addition, these non-GAAP measures may not be the same as similar measures provided by other companies due to potential differences in methods of calculation and items being excluded.  They should only be read in connection with the Company’s condensed consolidated statements of earnings presented in accordance with GAAP.

The Company defines Operating Free Cash Flow as cash provided from operating activities less capital expenditures.  In the fourth quarter of fiscal year 2009, cash provided from operating activities was $31.1 million and capital expenditures were $3.0 million for a total of $28.1 million.  In the fourth quarter of fiscal year 2008, cash provided from operating activities was $3.4 million and capital expenditures were $8.5 million for a total usage of ($5.1) million.

Under the Investor Relations section of the Company’s website at www.hain-celesital.com, the Company will post unaudited pro forma non-GAAP information about the Company’s investment in its HPP joint venture and stock compensation expense for each of the annual and quarterly periods in fiscal 2009 and 2008 to allow comparisons to the guidance provided for fiscal year 2010.

THE HAIN CELESTIAL GROUP, INC.
Consolidated Balance Sheets
(In thousands)

	June 30,	June 30,
	2009	2008
	(Unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$41,408	$58,513
Trade receivables, net	114,506	118,867
Inventories	158,590	175,667
Deferred income taxes	13,028	12,512
Other current assets	21,599	27,482
Total current assets	349,131	393,041

Property, plant and equipment, net	102,135	159,089
Goodwill, net	456,459	550,238
Trademarks and other intangible assets, net	149,196	136,861
Other assets	66,575	20,155
Total assets	$1,123,496	$1,259,384

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$134,618	$145,186
Income taxes payable	1,877	907
Current portion of long-term debt	44	222
Total current liabilities	136,539	146,315

Deferred income taxes	24,615	26,524
Other noncurrent liabilities	2,647	5,012
Long-term debt, less current portion	258,372	308,220
Total liabilities	422,173	486,071

Minority Interest	-	30,502

Stockholders' equity:
Common stock	417	411
Additional paid-in capital	503,161	488,650
Retained earnings	212,285	237,008
Treasury stock	(16,309)	(15,473)
Accumulated other comprehensive income	1,769	32,215
Total stockholders' equity	701,323	742,811

Total liabilities and stockholders' equity	$1,123,496	$1,259,384

THE HAIN CELESTIAL GROUP, INC.
Consolidated Statements of Operations
(in thousands, except per share amounts)

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2009	2008	2009	2008
	(Unaudited)		(Unaudited)

Net sales	$262,705	$278,261	$1,135,306	$1,056,371
Cost of sales	211,622	210,669	876,344	772,062
Gross profit	51,083	67,592	258,962	284,309

SG&A expenses	54,372	55,834	215,008	207,553
Impairment of goodwill and intangibles	63	-	52,630	-

Operating income (loss)	(3,352)	11,758	(8,676)	76,756

Interest expense and other expenses	(3,083)	2,512	7,842	11,311
Income (loss) before income taxes	(269)	9,246	(16,518)	65,445
Income tax provision	(1,534)	2,742	8,205	24,224
Net income (loss)	$1,265	$6,504	$(24,723)	$41,221

Basic per share amounts	$0.03	$0.16	$(0.61)	$1.03

Diluted per share amounts	$0.03	$0.16	$(0.61)	$0.99

Weighted average common shares outstanding:
Basic	40,686	40,133	40,483	40,077
Diluted	41,011	41,550	40,483	41,765

THE HAIN CELESTIAL GROUP, INC.
Consolidated Statements of Operations With Adjustments
Reconciliation of GAAP Results to Non-GAAP Presentation
(in thousands, except per share amounts)

	Three Months Ended June 30,
	2009 GAAP	Adjustments	2009 Adjusted	2008 Adjusted
	(Unaudited)
Net sales	$262,705		$262,705	$278,261
Cost of Sales	211,622	$(13,107)	198,515	207,195
Gross profit	51,083	13,107	64,190	71,066

SG&A expenses	54,372	(4,528)	49,844	51,072
Impairment of goodwill and intangibles	63	(63)	-	-

Operating income (loss)	(3,352)	17,698	14,346	19,994

Interest and other expenses, net	(3,083)	2,872	(211)	2,512
Income (loss) before income taxes	(269)	14,826	14,557	17,482

Income tax provision	(1,534)	4,771	3,237	3,482
Net income (loss)	$1,265	$10,055	$11,320	$14,000

Basic net income (loss) per share	$0.03	$0.25	$0.28	$0.35

Diluted net income (loss) per share	$0.03	$0.25	$0.28	$0.34

Weighted average common shares outstanding:
Basic	40,686		40,686	40,133
Diluted	41,011		41,011	41,550

	FY 2009		FY 2008
	Impact on Income before income taxes	Impact on Income tax provision	Impact on Income before income taxes	Impact on Income tax provision
	(Unaudited)

Start-up and integration costs related to the Company's Kosher Valley poultry operations	$3,901	$1,297

Start-up costs at the Fakenham manufacturing facility related to the integration of the Haldane Foods frozen meat-free operations and, in 2009, unabsorbed overhead resulting from expiration of a co-pack agreement with the prior owner	1,506	422	$2,537	$230

SKU rationalization, severance and other reorganization costs	7,064	2,558	937	285

Other items	636	128
Cost of sales	13,107	4,405	3,474	515

Professional fees and other expenses incurred in connection with the review of the Company's stock option practices, net of insurance recovery			1,079	462

Stock compensation expense	2,756	1,002	2,273	(667)

Severance and other reorganization costs	707	209	1,410	430

Other items	1,065	232
SG&A expenses	4,528	1,443	4,762	225

Impairment of goodwill and intangibles	63	(10)	-	-

Other (income) expenses, net	(2,872)	(1,067)

Interest and other expenses, net	(2,872)	(1,067)	-	-

Total adjustments	$14,826	$4,771	$8,236	$740

THE HAIN CELESTIAL GROUP, INC.
Consolidated Statements of Operations With Adjustments
Reconciliation of GAAP Results to Non-GAAP Presentation
(in thousands, except per share amounts)

	Year Ended June 30,
	2009 GAAP	Adjustments	2009 Adjusted	2008 Adjusted
	(Unaudited)
Net sales	$1,135,306		$1,135,306	$1,056,371
Cost of Sales	876,344	$(25,411)	850,933	757,623
Gross profit	258,962	25,411	284,373	298,748

SG&A expenses	215,008	(16,177)	198,831	195,782
Impairment of goodwill and intangibles	52,630	(52,630)	-	-

Operating income (loss)	(8,676)	94,218	85,542	102,966

Interest and other expenses, net	7,842	2,038	9,880	13,313
Income (loss) before income taxes	(16,518)	92,180	75,662	89,653

Income tax provision	8,205	17,342	25,547	30,994
Net income (loss)	$(24,723)	$74,838	$50,115	$58,659

Basic net income (loss) per share	$(0.61)	$1.85	$1.24	$1.46

Diluted net income (loss) per share	$(0.61)	$1.85	$1.24	$1.40

Weighted average common shares outstanding:
Basic	40,483		40,483	40,077
Diluted	40,483		40,483	41,765

	FY 2009		FY 2008
	Impact on Income before income taxes	Impact on Income tax provision	Impact on Income before income taxes	Impact on Income tax provision
	(Unaudited)

Start-up and integration costs related to the Company's Kosher Valley poultry operations	$6,201	$2,180

Start-up costs at the Fakenham manufacturing facility related to the integration of the Haldane Foods frozen meat-free operations and, in 2009, unabsorbed overhead resulting from expiration of a co-pack agreement with the prior owner	8,153	2,284	$7,490	$2,097

SKU rationalization, severance and other reorganization costs	8,763	3,160	6,949	2,558

Impact of co-pack pricing agreement related to acquisition of turkey processing facility	721	277

Other items	1,573	486
Cost of sales	25,411	8,387	14,439	4,655

Professional fees and other expenses incurred in connection with the review of the Company's stock option practices, net of insurance recovery	1,416	530	5,774	2,229

Stock compensation expense	7,211	2,668	2,129	(722)

Legal settlement	1,350	505

Severance and other reorganization costs	4,145	1,477	3,868	1,392

Other items	2,055	602
SG&A expenses	16,177	5,782	11,771	2,899

Impairment of goodwill and intangibles	52,630	4,143	-	-

Other (income) expenses, net	(2,038)	(970)

Gain on the sale of the Company's investment in a rice cake manufacturing joint venture in Belgium recorded in the first quarter of FY 2008			(2,002)	(784)
Interest and other expenses, net	(2,038)	(970)	(2,002)	(784)

Total adjustments	$92,180	$17,342	$24,208	$6,770